ALLIANCE MONEY MARKET FUND


77.Q1

(1) Copy of Declaration of Trust of the Registrant - Incorporated by reference to Exhibit No. 1 to Pre-Effective Amendment No. 1 of the Registrant's Form N-1A, filed March 17, 1995.

(2) Copy of By-Laws of the Registrant - Incorporated by reference to Exhibit No. 2 to Pre-Effective Amendment No. 1 of the Registrant's Form N-1A, filed March 17, 1995.

(5) Copy of Advisory Agreement between the Registrant and Alliance Capital Management L.P. - Incorporated by reference to Exhibit No. 5 to Pre-Effective Amendment No. 1 of the Registrant's Form N-1A, filed March 17, 1995.